                     [MORRISON & FOERSTER LLP LETTERHEAD]



                                August 4, 1999


Barclays Global Investors Funds, Inc.
111 Center Street
Little Rock, AR  72201


     Re: Shares of Common Stock of Barclays Global Investors Funds, Inc. (formerly MasterWorks Funds Inc.)
          -----------------------------------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form N-14 (the "Registration Statement") of Barclays Global Investors Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock, par value $.001 per share (the "Shares"), of the Bond Index Fund of the Company (the "Fund").

          We have been requested by the Company to furnish this opinion as
Exhibit 11 to the Registration Statement.

          We have examined documents relating to the organization of the Company and the authorization and issuance of the Shares. We have also made such inquiries of the Company and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

          Based upon and subject to the foregoing, we are of the opinion that:

          The issuance of the Shares by the Company, upon completion of such corporate action as is deemed necessary or appropriate, will be duly and validly authorized by such corporate action and assuming delivery by in accordance with the description set forth in the Combined Prospectus/Proxy Statement included in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

          We consent to the inclusion of this opinion as an exhibit to the Registration Statement.
                                        Very truly yours,

                                        /s/ Morrison & Foerster LLP

                                        MORRISON & FOERSTER LLP